UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02,	“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

On October 22, 2007, the Governance and Compensation Committee of the Board of Directors of Moody's Corporation (the "Company") adopted the Moody’s Corporation Deferred Compensation Plan (the “Plan”). The purpose of the Plan is to offer its participants, which, if they elect to participate, will include the Company’s principal executive officer, principal financial officer and named executive officers, an opportunity to elect to defer the receipt of currently earned compensation in order to provide benefits that are not taxable until the time of distribution. As an additional incentive to participants, the Company will match participant contributions in certain circumstances and may make additional contributions based on the Company's earnings per share performance and (for employees not eligible to participate in the Moody's Corporation Retirement Account) retirement contributions. The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code. The Plan will be effective as of January 1, 2008.

A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The description above is a summary of the Plan and is qualified in its entirety by the complete text of the Plan itself.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

10.1	Moody’s Corporation Deferred Compensation Plan, effective as of January 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Date: October 26, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Moody’s Corporation Deferred Compensation Plan, effective as of January 1, 2008.